Exhibit 15.1

Ernst & Young Associates LLP Ground Floor 67, Institutional Area Sector 44, Gurugram - 122 003 Haryana, India	Tel: +91124 443 4000 ey.com/en_in

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S8 No. 333-218498) pertaining to the 2006 Share Plan and 2016 Stock option and Incentive Plan of Yatra Online, Inc.;

2)	Registration Statement (Form F-3 No. 333-224661) pertaining to registration of securities under the Securities Act of 1933 (the “Securities Act”) of Yatra Online, Inc. and

3)	Registration Statement (Form F3 No. 333-256442) as amended pertaining to registration of securities under the Securities Act of Yatra Online, Inc.

of our reports dated August 14, 2023, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Yatra Online, Inc., included in this Annual Report (Form 20-F) for the year ended March 31, 2023.

Gurugram, India

August 14, 2023